================================================================================

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



FILED BY THE REGISTRANT                               /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT            / /

Check the appropriate box:

/ /   Preliminary Proxy Statement           / /   Confidential, For Use of
                                                  the Commission Only (as
/X/   Definitive Proxy Statement                  permitted by Rule 14a-6(e)(2))

/ /   Definitive Additional Materials

/ /   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                             ABLE LABORATORIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:_____
      (2)  Aggregate number of securities to which transaction applies:_____
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____
      (4)  Proposed maximum aggregate value of transaction:_____
      (5)  Total fee paid:_____

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:_____
      (2)  Form, Schedule or Registration Statement No.:_____
      (3)  Filing Party:_____
      (4)  Date Filed: _____

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



                                   [ABLE LOGO]






================================================================================


                             ABLE LABORATORIES, INC.



                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                           to be held on May 28, 2003

                                       and

                                 PROXY STATEMENT


================================================================================



                                    IMPORTANT
                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             ABLE LABORATORIES, INC.
                                6 HOLLYWOOD COURT
                       SOUTH PLAINFIELD, NEW JERSEY 07080





                                                                  April 25, 2003



Dear Stockholder:

         You are cordially invited to attend the 2003 annual meeting of stockholders of Able Laboratories, Inc. The meeting will be held at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey, 07080 on Wednesday, May 28, 2003, beginning at 10:00 A.M. local time.

         As a stockholder, your vote is important. We encourage you to sign and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning a completed proxy will not prevent stockholders of record from voting in person at the meeting prior to the proxy's exercise if they wish to do so.

         Thank you for your cooperation, continued support and interest in Able Laboratories, Inc.

                                           Sincerely,



                                           Dhananjay G. Wadekar
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             ABLE LABORATORIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 2003



         Able Laboratories, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080 on Wednesday, May 28, 2003, beginning at 10:00 A.M. local time, for the following purposes:

         1. To elect a board of directors for the ensuing year. The nominees the board proposes to present for election are: Elliot F. Hahn, Ph.D., F. Howard Schneider, Ph.D., Harry Silverman, Jerry I. Treppel and Dhananjay G. Wadekar.

         2. To consider and act upon a proposal to approve the 2003 Stock Incentive Plan.

         3. To transact such further business as may properly come before the annual meeting or any adjournment thereof.

         The board of directors has fixed the close of business on April 1, 2003, as the record date for the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

                                           By Order of the Board of Directors,


                                           Dhananjay G. Wadekar
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

South Plainfield, New Jersey
April 25, 2003


                             YOUR VOTE IS IMPORTANT
              PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             ABLE LABORATORIES, INC.
                                6 HOLLYWOOD COURT
                       SOUTH PLAINFIELD, NEW JERSEY 07080

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                  MAY 28, 2003

         This proxy statement and the enclosed form of proxy relates to the annual meeting of stockholders of Able Laboratories, Inc. The annual meeting will take place as follows:

         DATE:       Wednesday, May 28, 2003
         TIME:       10:00 A.M.
         PLACE:      Able Laboratories, Inc.
                     6 Hollywood Court
                     South Plainfield, New Jersey  07080

         We are soliciting proxies for the annual meeting and adjournments of the annual meeting. When proxies are returned properly executed, the person named in the proxies will vote the shares represented in accordance with the stockholders' directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted, on that proposal, as management recommends.

         We are mailing our annual report, containing financial statements and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2002, together with this proxy statement to all stockholders entitled to vote. We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 25, 2003.

PURPOSE OF THE ANNUAL MEETING

         At the annual meeting, we will submit two proposals to the stockholders:

         PROPOSAL ONE:        To elect five directors.

         PROPOSAL TWO:        To approve the 2003 Stock Incentive Plan.

         The shares will be voted FOR the proposals if no specification is made.

RECORD DATE

         We have set April 1, 2003, as the record date for the annual meeting. Only stockholders of record as of April 1, 2003, will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. As of the record date, the following shares of common stock and preferred stock were issued and outstanding and entitled to the following number of votes:

CLASS OF SECURITY         NUMBER OF SHARES OUTSTANDING          NUMBER OF VOTES
-----------------         ----------------------------          ---------------
Common Stock                       13,062,788                     13,062,788
Preferred Stock                      44,740                        2,626,291

         The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. The holders of preferred stock are entitled to vote together with the holders of common stock and are entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted, as shown in the table above. We have no other voting securities. A total of 15,689,079 votes are eligible to be cast at the meeting.

QUORUM

         Our by-laws provide that a majority of the outstanding shares entitled to vote at the annual meeting is required to establish a quorum. We will treat shares of voting capital stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining the existence of a quorum at the meeting. If a properly signed proxy is returned marked "abstain" with respect to any matter, or containing a broker non-vote on any matter, we will nonetheless count the shares represented by the proxy as present or represented for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power respecting the proposal and has not received instructions from the beneficial owner.

VOTE REQUIRED

         A plurality of the votes properly cast at the annual meeting will elect each director. Abstentions and votes withheld for any nominee will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote. A majority of the votes properly cast at the annual meeting will approve the 2003 Stock Incentive Plan.

         Our transfer agent, American Stock Transfer and Trust Company, will tabulate the votes.

         We do not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing of this proxy statement to stockholders, of any other business that may properly be presented for action at the annual meeting. If any other business should properly come before the annual meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

REVOCATION OF PROXY

         Stockholders may vote in person or by proxy. A stockholder's execution of a proxy will not in any way affect his right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised. A stockholder may revoke a proxy by:

         o filing with our Secretary, before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the proxy;

         o duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080, Attention:
              Secretary, at or before the taking of the vote at the meeting.


                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         Our by-laws provide for the annual election of the board of directors. All directors are elected to hold office until the next annual meeting and until their successors have been duly elected and qualified. Our board of directors currently consists of five directors. The board of directors has nominated the following individuals to serve as directors for the upcoming year.

NAME                                AGE   POSITION WITH ABLE LABORATORIES
---------------------------------   ---   --------------------------------------
Dhananjay G. Wadekar.............    49   Chairman of the Board, Chief Executive
                                          Officer, President, and Secretary
F. Howard Schneider, Ph.D. (1)...    64   Director
Harry Silverman (1)..............    44   Director
Jerry I. Treppel (1) ............    49   Director
Elliot F. Hahn, Ph.D. ...........    58   Director

----------------------
(1) Member of the audit committee and the compensation committee.

         DHANANJAY G. WADEKAR. Mr. Wadekar has served as a director since our inception and as Chairman of the Board since April 2002. Mr. Wadekar served as our Executive Vice President from November 1991 until March 2001, Treasurer from 1999 until November 2002, President since March 2001, Chief Executive Officer since October 2001, and Secretary since November 1998. Mr. Wadekar earned an M.S. degree from the Massachusetts Institute of Technology and an M.B.A. from Colorado State University.

         F. HOWARD SCHNEIDER, PH.D. Dr. Schneider has served as a director since September 1989. Dr. Schneider is Vice President of Development and a director of CereMedix, Inc., a company developing treatments for neurological diseases. He was Senior Vice President of Technology at Able Laboratories from June 1991 until November 1997. Prior to joining Able Laboratories, Dr. Schneider was a partner and Senior Vice President of Bogart Delafield Ferrier. Dr. Schneider participated in the management buyout of Bogart Delafield Ferrier from its parent corporation, McCann Healthcare Group, a subsidiary of Inter Public Group.

         HARRY SILVERMAN. Mr. Silverman joined Able Laboratories as a director in April 2000. Mr. Silverman is Executive Vice President of Finance, Chief Financial Officer and Treasurer of Domino's Pizza. Since joining Domino's Pizza in 1986, Mr. Silverman has held a number of positions, including regional Controller, National Operations Controller, Corporate Controller, Chief Financial Officer and Vice President of Finance.

         JERRY I. TREPPEL. Mr. Treppel joined Able Laboratories as a director in October 2002. Mr. Treppel has been a general partner at Wheaten Healthcare Partners LP, an investment partnership, since January 2003. He was a managing director of equity research at Banc of America Securities LLC from

June 1999 until June 2002 and a managing director of equity research at UBS/PaineWebber and its predecessor companies from January 1995 until June 1999. Mr. Treppel is also a director of Cangene Corporation, a public company.

         ELLIOT F. HAHN, PH.D. Dr. Hahn joined Able Laboratories as a director in April 2003. Dr. Hahn is the Chairman Emeritus of Andrx Corporation. He served as President of Andrx Corporation from February 1993 until March 2003, as the Chairman of the Board of Directors from June 2002 until March 2003, and as Chief Executive Officer from October 2001 until June 2002. Dr. Hahn served as Vice President, Scientific Affairs of IVAX Corporation from June 1990 until February 1993, where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX. Since 1988, Dr. Hahn has been an adjunct Associate Professor at the University of Miami, School of Medicine. He holds a B.S. from City College of New York and a Ph.D. in chemistry from Cornell University. Dr. Hahn serves as a director of Andrx Corporation, a public company, and as a director of a number of privately-held pharmaceutical companies.

         If the stockholders elect these individuals as directors, each of them will hold office until the next annual meeting of stockholders, and until his successor is elected and qualified. Each of the nominees has agreed to serve, if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unable or declines to serve as a director at the time of the annual meeting, then proxies will be voted for such other nominee as may be designated by the board of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DRS. HAHN AND SCHNEIDER AND MESSRS. SILVERMAN, TREPPEL, AND WADEKAR.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 2002, the board of directors met eight (8) times and acted by unanimous written consent four (4) times. Each incumbent director who served during the fiscal year ended December 31, 2002, attended at least 75% of the meetings of the board held during the period in which he served.

         The board of directors currently has two standing committees: an audit committee and a compensation committee. The board of directors has an audit committee which consists of Dr. Schneider and Messrs. Silverman, and Treppel. The board of directors expects Dr. Schneider to resign from this committee and to appoint Dr. Hahn if he is elected to the board of directors at the 2003 annual meeting of stockholders. The members of the audit committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee operates under a written charter and is responsible for overseeing all of Able Laboratories' financial functions, including matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies. The audit committee charter was amended during the fiscal year ended December 31, 2002, and is filed as Appendix A to this proxy statement. The audit committee is governed by applicable provisions of the recently enacted Sarbanes-Oxley Act of 2002. The board of directors and the audit committee are currently reviewing the audit committee's charter in light of applicable provisions of the Sarbanes-Oxley Act and pending Nasdaq Stock Market, Inc. corporate governance proposals, and anticipate amending the charter to conform to the Sarbanes-Oxley Act and, when adopted, the Nasdaq corporate governance guidelines. The audit committee met formally four times during the fiscal year ended December 31, 2002.

         The board of directors has a compensation committee which consists of Dr. Schneider and Messrs. Silverman and Treppel. The board of directors expects Dr. Schneider to resign from this committee and to appoint Dr. Hahn if he is elected to the board of directors at the 2003 annual meeting of stockholders. The compensation committee is responsible for determining the compensation of executive officers of Able Laboratories. The compensation committee met once and acted by unanimous written consent once during the fiscal year ended December 31, 2002. In addition, the compensation committee acted together with the other directors to review and act upon compensation matters.

DIRECTOR COMPENSATION

         Directors are compensated $1,000 for attending meetings of the board of directors in person and $300 per meeting of the board of directors attended by conference call.

         Directors are entitled to receive, and receive from time to time, stock options, under our option plans or otherwise. On April 10, 2003, the board of directors granted Dr. Hahn an option to purchase 50,000 shares of common stock, under the 1998 Stock Option Plan, at an exercise price of $11.50 per share in connection with his appointment to the board of directors. 20,000 shares vest on April 10, 2004, 7,500 shares vest on each of October 10, 2004 and April 10, 2005, and the remainder vest in four equal quarterly installments of 3,750 shares on July 10, 2005, October 10, 2005, January 10, 2006 and April 10, 2006. On October 28, 2002, the board of directors granted Mr. Treppel a stock option to purchase up to 50,000 shares of common stock at a price of $5.00 per share in connection with his appointment to the board of directors. 5,000 shares vested immediately, 15,000 shares vest on October 28, 2003, 7,500 shares vest on each of April 28, 2003 and October 28, 2004, and the remainder vest in four equal quarterly installments of 3,750 shares at the end of each calendar quarter beginning with the quarter ending March 31, 2005. On August 24, 2002, the board of directors granted each of F. Howard Schneider and Harry Silverman a stock option to purchase 25,000 shares of common stock and Dhananjay G. Wadekar a stock option to purchase 40,000 shares of common stock at a price of $5.00 per share. Each of these options vest in twelve equal installments on the last day of each fiscal quarter beginning with the quarter ending September 30, 2002.

         Dr. Schneider received $51,914 for fees and expenses in the fiscal year ended December 31, 2002, for consulting services he provided to Able Laboratories.

               PROPOSAL TWO: APPROVAL OF 2003 STOCK INCENTIVE PLAN

         Our board of directors believes that our ability to attract and retain qualified employees is in large part dependent upon our ability to provide such employment candidates long-term, equity-based incentives in the form of stock options as part of their compensation. As of April 18, 2003, 30,333 shares remained available for future option grants under our 1998 Stock Option Plan. Our board of directors believes that the shares remaining available for future option grants under the 1998 Stock Option Plan are insufficient for such purposes.

         Our board of directors has adopted the 2003 Stock Incentive Plan and is submitting the plan to our stockholders for approval. A total of 600,000 shares of common stock are reserved for issuance under the 2003 Stock Incentive Plan. Under the Internal Revenue Code, stockholder approval of the 2003 Stock Incentive Plan is necessary for stock options relating to the shares issuable under the 2003 Stock Incentive Plan to qualify as incentive stock options under
Section 422 of the Internal Revenue Code. In addition, Nasdaq rules require stockholder approval of the 2003 Stock Incentive Plan. Approval for purposes of the Internal Revenue Code and the Nasdaq rules will require the affirmative vote of a majority of the shares of common stock and preferred stock, voting together as a class, present or represented at the meeting and entitled to vote on the 2003 Stock Incentive Plan. The full text of the 2003 Stock Incentive

Plan as adopted by our board of directors is attached hereto as Appendix B. A summary of some of the provisions is set forth below.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.

2003 STOCK INCENTIVE PLAN

         On April 23, 2003, our board of directors adopted the 2003 Stock Incentive Plan and is submitting the plan to our stockholders for approval. A total of 600,000 shares of common stock have been reserved for issuance under the 2003 Stock Incentive Plan. The 2003 Stock Incentive Plan authorizes the grant of options to purchase common stock intended to qualify as incentive options and non-qualified stock options and the right to purchase restricted shares of common stock.

         The 2003 Stock Incentive Plan will terminate on the tenth anniversary of its adoption, unless it is earlier terminated by our board of directors.

         The 2003 Stock Incentive Plan is administered by our board of directors or a committee appointed by our board of directors. Our board of directors selects the individuals to whom awards will be granted, and determines the option exercise price and other terms of each award, subject to the provisions of the 2003 Stock Incentive Plan.

         Awards may be granted under the 2003 Stock Incentive Plan to officers, directors, employees and consultants. As of April 1, 2003, four non-employee directors, six officers and approximately 310 non-officer employees were eligible to participate in the 2003 Stock Incentive Plan.

         Incentive options may be granted under the 2003 Stock Incentive Plan to our employees and officers, including members of our board of directors who are also our employees. Non-qualified options may be granted under the 2003 Stock Incentive Plan to employees, officers and individuals providing services to us and members of our board of directors, whether or not they are our employees. Restricted shares of our common stock may be granted under the 2003 Stock Incentive Plan to employees, officers and individuals providing services to us and members of our board of directors, whether or not they are our employees.

         No options may extend for more than ten years from the date of the grant (five years in the case of employees or officers holding 10% or more of the total combined voting power of all classes of our stock or any subsidiary or parent). The exercise price for incentive options may not be less than the fair market value of the common stock on the date of grant or, in the case of a greater than ten percent stockholder, not less than 110% of the fair market value. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive options first becoming exercisable by any employee or officer in any calendar year may not exceed $100,000.

         Options are non-transferable except by will or by the laws of descent or distribution. Options generally may not be exercised after (i) termination by us for cause, (ii) thirty days following voluntary termination by the optionee of the optionee's employment with us; (iii) thirty days following termination by us without cause of the optionee's employment with us, or (iv) in the event of the optionee's permanent and total disability or death, the earlier of the expiration date of such option or one year following the date of such disability or death.

         Payment of the exercise price for shares subject to options may be made with: (i) personal, certified, or bank check or postal money order payable to us for an amount equal to the exercise price for such shares, (ii) with the board's consent, shares of our common stock owned by the optionee for a period of six months and having a fair market value equal to the option price of such shares, (iii) with the board's consent, a personal recourse note issued by the optionee to us in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the board determines; (iv) a combination of the foregoing. Full payment for shares exercised must be made at the time of exercise.

NEW PLAN BENEFITS

         The board of directors may grant awards under the 2003 Stock Incentive Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers, (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers, as a group, as a result of the adoption of the 2003 Stock Incentive Plan. If this plan had been in effect during 2002, it would not have affected the determination of the number of options received by or allocated to participants in 2002.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 2003 STOCK INCENTIVE PLAN

         The grantee of a non-qualified option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-qualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, Able Laboratories may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-qualified option.

         The grantee of an incentive option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon exercise of an incentive option, except that the excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

         If no disposition of shares acquired upon exercise of the incentive option is made by the option holder within two years from the date of grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the underlying shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). In connection with the sale of the shares covered by incentive options, Able Laboratories is allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an incentive option within two years of the date of the granting of the incentive option or within one year after the exercise of the incentive option), subject to certain limitations on the deductibility of compensation paid to executives.

         A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code, within 30 days of the date of issuance of the restricted stock, will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Able Laboratories generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient.

AMENDMENT TO 2003 STOCK INCENTIVE PLAN

         Our board of directors may amend or terminate the 2003 Stock Incentive Plan at any time and from time to time, except that the class of persons eligible to receive options may not be changed, nor the aggregate number of shares issuable thereunder increased, (other than pursuant to certain changes in our capital structure) without the approval of our stockholders. Our board of directors is expressly authorized to amend the 2003 Stock Incentive Plan, at any time and from time to time, to conform it to the provisions of Rule 16b-3 under the Exchange Act of 1934, as amended.

         We plan to file, as soon as practicable, a registration statement on Form S-8 covering the shares issuable under the 2003 Stock Incentive Plan.

                               EXECUTIVE OFFICERS

         Executive officers are appointed by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among the executive officers and directors. Our executive officers and their ages and positions are as follows:

NAME                        AGE   POSITION WITH ABLE LABORATORIES
-------------------------   ---   ----------------------------------------------
Dhananjay G. Wadekar ....    49   Chairman of the Board, Chief Executive
                                  Officer, President and Secretary
Robert Weinstein ........    43   Vice President, Chief Financial
                                  Officer, and Treasurer
Shailesh Daftari ........    52   Executive Vice President and General Manager
Konstantin Ostaficiuk ...    40   Vice President of Sales and Marketing
Hemanshu N. Pandya ......    31   Vice President of Corporate
                                  Development and Commercial Operations
Shashikant C. Shah ......    61   Vice President of Quality and Regulatory


         ROBERT WEINSTEIN. Mr. Weinstein has served as our Vice President, Chief Financial Officer and Treasurer since November 2002. In April 2002 he founded EB Associates, LLC and served as the managing member until December 2002. At EB Associates, he provided financial consulting for Eurotech, Ltd. From April 2001 until April 2002, he was Managing Director of Berliner Communications Inc., from August 1998 until April 2001, he was Managing Director and manager of a fund investing in micro-cap private and public companies at Sanders Morris Harris Inc., and from March

1992 until August 1998, he was a Managing Director and Co-Head of Technology Corporate Finance at Gruntal & Company, L.L.C. Mr. Weinstein is a certified public accountant.

         Mr. Wadekar and, following his appointment in November 2002, Mr. Weinstein, were the executive officers of Able Laboratories through the year ended December 31, 2002. They are referred to in this proxy statement as the "named executive officers." In January 2003 our board of directors, in view of our growth and expanded operations and the consequent need to leverage senior managerial and policy making responsibility across our management team, designated the following additional individuals as executive officers of Able
Laboratories:

         SHAILESH DAFTARI. Mr. Daftari has served as our Executive Vice President and General Manager since February 2002. From August 1996 until February 2002, he served as our Vice President of Production and, prior to joining Able Laboratories, he was with EON Laboratories Manufacturing Inc. holding positions of increasing responsibility in production and operations. Mr. Daftari received his B.S. degree in Pharmacy from Mumbia University, India.

         KONSTANTIN OSTAFICIUK. Mr. Ostaficiuk has served as our Vice President of Sales and Marketing since August 2002. Mr. Ostaficiuk was the Director of Sales for Breckenridge Pharmaceuticals from March 2002 until July 2002 and the Senior Director of Sales at Sidmak from January 1998 until February 2002. Mr. Ostaficiuk holds a bachelors degree in biology from Rutgers University.

         HEMANSHU N. PANDYA. Mr. Pandya has served as our Vice President of Corporate Development and Commercial Operations since August 2002. From February 2002 until July 2002, he was Director of Strategic and Business Development for IVAX Pharmaceuticals and, from January 1997 until January 2002, he was Director of Business Development at Purepac. Mr. Pandya earned his bachelors degree from Rutgers University.

         SHASHIKANT SHAH. Mr. Shah has served as our Vice President of Quality and Regulatory since February 2000. From July 1999 until January 2000, he served as our Director of Quality. From January 1997 until June 1999, he was Technical Services Manager at Invarned, which was subsequently acquired by Geneva Pharmaceuticals (a subsidiary of Novartis). Mr. Shah is a registered Pharmacist and holds a bachelors degree from L.M. College of Pharmacy in India.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information concerning the compensation for services rendered in all capacities to Able Laboratories for the fiscal years ended December 31, 2002, 2001 and 2000, of each of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                     ANNUAL COMPENSATION (1)         AWARDS
                                               ---------------------------------   ---------
                                                                    OTHER ANNUAL   SECURITIES
                                       FISCAL                       COMPENSATION   UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY      BONUS        ($)        OPTIONS    COMPENSATION
-------------------------------------   ----   --------   --------   -----------   ---------   ------------
Dhananjay G. Wadekar ................   2002   $223,750   $125,000   $19,984 (2)      40,000   $122,525 (3)
     Chairman of the Board, Chief ...   2001   $145,000      --      $   216         333,333        --
     Executive Officer, President, ..   2000   $145,000      --      $   216          86,667        --
     and Secretary
Robert Weinstein ....................   2002   $ 10,100   $  5,000        --          50,000        --
     Vice President, Chief Financial    2001      --         --           --           --           --
     Officer and Treasurer ..........   2000      --         --           --           --           --

------------------
(1) Other than as described in this table or the footnotes to this table, we did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.
(2) Amount represents dollar value of group-term life insurance premiums and car payments we paid for the benefit of the executive officer.
(3) Represents amount payable in respect of principal and accrued interest under a loan we forgave.


OPTION GRANTS IN FISCAL 2002

         The following table sets forth each grant of stock options made during the year ended December 31, 2002, to each of the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                           NUMBER OF    PERCENT OF
                          SECURITIES   TOTAL OPTIONS              GRANT DATE
                          UNDERLYING    GRANTED TO     EXERCISE    PRESENT
                           OPTIONS     EMPLOYEES IN     PRICE       VALUE      EXPIRATION
       NAME               GRANTED (#)   FISCAL YEAR   PER SHARE   ($/SHARE)       DATE
-----------------------   ----------   ------------   ---------   ----------   ----------
Dhananjay G. Wadekar...   40,000 (1)       18.5%        $5.00     $2.64 (2)      8/24/09
Robert Weinstein ......   50,000 (3)       23.1%        $8.30     $4.46 (4)     11/25/12

------------------
(1) Option vests in twelve equal installments on the last day of each fiscal quarter beginning with the quarter ending September 30, 2002.

(2) Based on a Black-Scholes option pricing formula, assuming a 65.6% expected volatility, four-year term of exercise, 4% risk-free rate of return, and no dividend yield.
(3) Option will become exercisable for 15,000 shares on November 25, 2003, 7,500 additional shares on each of May 25, 2004, and November 25, 2004, and the remainder in four equal quarterly installments of 5,000 shares on each of February 25, 2005, May 25, 2005, August 25, 2005, and November 25, 2005.
(4) Based on a Black-Scholes option pricing formula, assuming a 67.1% expected volatility, four-year term of exercise, 4% risk-free rate of return, and no dividend yield.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding exercisable and unexercisable stock options held as of December 31, 2002, by each of the named executive officers. The value of unexercised in-the-money options has been calculated by determining the difference between the exercise price per share payable upon exercise of such options and the last sale price of the common stock on December 31, 2002, as reported on Nasdaq SmallCap Market ($11.60 per share). No stock options were exercised by named executive officers during 2002.

                          FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                          OPTIONS AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)
                          -----------------------------      -----------------------------
NAME                      EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
------------------------  -----------     -------------      -----------     -------------
Dhananjay G. Wadekar....    806,666           33,334          $6,813,496          $220,004
Robert Weinstein .......       0              50,000               0              $165,000

STOCK OPTION PLANS

         We have two employee stock plans: the 1998 Stock Option Plan and the 2003 Stock Incentive Plan. During 2002, the 1998 Stock Option Plan was administered by the compensation committee along with the board of directors.

         The 1998 Stock Option Plan and the 2003 Stock Incentive Plan provide for the issuance of options to employees, officers, directors and consultants, and reserves up to 166,667 shares of common stock for issuance under the 1998 Stock Option Plan and 600,000 shares of common stock for issuance under the 2003 Stock Incentive Plan. As of April 10, 2003, options to purchase a total of 103,334 shares of common stock were outstanding under the 1998 Stock Option Plan, 53,334 of which were then exercisable, and 30,333 shares of common stock were reserved for future grants. No shares of common stock were outstanding under the 2003 Stock Incentive Plan.

EQUITY COMPENSATION PLAN DISCLOSURE

         The following table sets forth certain information as of December 31, 2002, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements. We have one equity compensation plan that has been approved by our stockholders, the 1998 Stock Option Plan. Additionally, we have from time to time granted non-qualified options to officers, directors and employees.

         The "equity compensation arrangements not approved by security holders" in the table below consist of shares issuable under our Consultant Stock Plan and individual option grants. Our Consultant Stock Plan authorizes the issuance of common stock to non-employee consultants or other persons who render services to us. Also, as of December 31, 2002, 81 of our employees and directors held a total of 107 individual option grants to purchase an aggregate of 1,876,602 shares of common stock at a weighted average exercise price of $3.74. The options have terms of up to ten years and generally vest over one to five years. Generally, employee options may not be exercised after (i) termination by us for cause; (ii) thirty days following termination by us without cause or voluntary termination by the optionee; or (iii) in the event of the optionee's permanent and total disability or death, the earlier of the expiration date of the option or one year following the date of such disability or death. The options are otherwise comparable to options granted under our stockholder-approved equity compensation plan.

                                  NUMBER OF SECURITIES                                NUMBER OF SECURITIES
                                   TO BE ISSUED UPON         WEIGHTED-AVERAGE       REMAINING AVAILABLE FOR
                                      EXERCISE OF            EXERCISE PRICE OF       FUTURE ISSUANCE UNDER
                                  OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,       EQUITY COMPENSATION
PLAN CATEGORY                     WARRANTS AND RIGHTS       WARRANTS AND RIGHTS              PLANS
-----------------------------     --------------------     --------------------     -----------------------
Equity Compensation Plans
Approved by Security Holders             53,334                   $1.88                     80,333 (1)

Equity Compensation Plans Not
Approved by Security Holders          1,876,602                   $3.74                     43,567 (2)
                                    -------------                                        --------------
         TOTAL                        1,929,936                   $3.69                    123,900
                                    =============                                        ==============

-------------------------
(1) Our 1998 Stock Option Plan authorizes the issuance of incentive stock options and nonqualified stock options.

(2) Represents shares of common stock reserved for future grants under the Consultant Stock Plan.

PERFORMANCE GRAPH

         The following performance graph compares the performance of Able Laboratories' cumulative stockholder return with that of one broad market index, the Nasdaq National Market Index for U.S. Companies, and a published industry or line of business index, the Nasdaq Pharmaceutical Index. The cumulative stockholder return for the shares of our common stock is calculated assuming $100 was invested on December 31, 1997. The cumulative stockholder returns for the market indexes are calculated assuming $100 was invested on December 31, 1997. We paid no cash dividends to our holders of common stock during the periods shown. The performance of the market indexes is shown on a total return (dividends reinvested) basis.




                               [PERFORMANCE GRAPH]




                                          Cumulative Total Return
                            ---------------------------------------------------
                             12/97    12/98    12/99    12/00    12/01    12/02
                            ---------------------------------------------------
ABLE LABORATORIES INC.      100.00    13.51    26.32    13.23    30.23    55.00
NASDAQ STOCK MARKET (U.S.)  100.00   140.99   261.48   157.42   124.89    86.34
NASDAQ PHARMACEUTICAL       100.00   126.94   239.34   298.54   254.43   164.38


* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends.
     Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dr. Schneider and Messrs. Silverman and Treppel are members of the compensation committee. None of the members of this committee are employees or officers of Able Laboratories, but Dr. Schneider was an officer of Able Laboratories from June 1991 until November 1997.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report has been furnished by the compensation committee consisting of F. Howard Schneider, Harry Silverman and Jerry I. Treppel, three non-employee members of the board of directors, who served as the members of the committee. Dr. Schneider was an executive officer of Able Laboratories until November 1997. The committee is primarily responsible for the review of executive compensation, which includes base salary, profit sharing, and stock option awards.

         COMPENSATION POLICIES. Able Laboratories believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in future achievements. To this end, Able Laboratories has established its compensation policy to reward management based upon corporate, departmental and individual performance, which is measured against the internal goals set for each area. Able Laboratories also understands the need to provide long-term incentives to its executive officers to achieve future financial and strategic goals which include Able Laboratories' growth, and enhancement of Able Laboratories' profitability. Able Laboratories believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading Able Laboratories in accomplishing its business goals.

         Executive compensation for fiscal 2002 consisted of a base salary and equity-based long-term incentive compensation in the form of nonstatutory stock options. Since options granted generally vest over one to five-years, option awards encourage the holders to improve the profitability and shareholder value of Able Laboratories. Also, to reward performance, Able Laboratories provides executives with the opportunity to receive additional cash compensation in the form of profit-sharing bonuses. For fiscal 2002, we awarded a profit-sharing bonus to Dhananjay G. Wadekar, our Chief Executive Officer and President, and Robert Weinstein, our Vice President and Chief Financial Officer.

         BASE SALARIES AND CHIEF EXECUTIVE OFFICER COMPENSATION. The salaries of the executive officers are established annually by evaluating requirements of the position, the contribution of the individual executive with respect to Able Laboratories' performance and the executive's responsibility, technical experience and future potential. Base salaries of the executive officers are generally adjusted annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the compensation policy noted above. In determining base salaries, the compensation committee relies upon independent surveys of companies in the industry to determine whether Able Laboratories' executive compensation is in a competitive range for executives within Able Laboratories' industry. The annual salary of Dhananjay G. Wadekar, Able Laboratories' Chief Executive Officer, was $145,000 until March 2002 and was increased to $250,000 beginning in April 2002.

         LONG-TERM INCENTIVE COMPENSATION. One of Able Laboratories' goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock. Able Laboratories' stock option plans are long-term plans designed to link executive rewards to shareholder value over time. In fiscal 2002, Able Laboratories granted long-term incentive compensation in the form of non-statutory stock options to Able Laboratories' executive officers. These grants included options granted to Mr. Wadekar to purchase up to 40,000 shares of common stock and to Mr. Weinstein to purchase up to 50,000 shares of common stock. See "Option Grants in Last Fiscal Year" at page 11.

                                        SUBMITTED BY THE COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                        F. Howard Schneider
                                        Harry Silverman
                                        Jerry I. Treppel


REPORT OF THE AUDIT COMMITTEE

         The audit committee, consisting of Dr. Schneider, Mr. Silverman and Mr. Treppel, reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management. The audit committee is directly responsible for the appointment, compensation, and oversight of the work of our auditors for the purpose of preparing or issuing an audit report or related work, and our auditors report directly to the audit committee.

         The audit committee discussed with our independent auditors, Wolf & Company, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." Our independent accountants also provided to the audit committee the written disclosures and a letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent accountants the firm's independence.

         Based upon the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Able Laboratories' Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

                                        SUBMITTED BY THE AUDIT COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                        F. Howard Schneider
                                        Harry Silverman
                                        Jerry I. Treppel


EMPLOYMENT AGREEMENT

         We entered into an employment agreement with Mr. Wadekar in May 2002.

         Mr. Wadekar's employment agreement provides for, among other things, that for a period of one year after his employment with Able Laboratories, he will not engage in any business activity which is in competition with the business of Able Laboratories. In the event that we terminate Mr. Wadekar's employment without cause or Mr. Wadekar terminates his employment for "good reason" (defined in the employment agreement only as failure to be elected as President and Chief Executive Officer, failure to be compensated as set forth in the employment agreement, failure of Able Laboratories to maintain an office within 25 miles of Boston, any material reduction in responsibilities or an otherwise material breach of the employment agreement), we will be obligated to pay him an amount equal to the sum of: (a) his base salary earned through the date of his termination, (b) his pro rata share (based on the portion of the year during which he was employed) of the larger of the highest annual bonus paid during the three fiscal years preceding his termination or 20% of his current annual compensation, and (c) his deferred compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Able Laboratories' voting securities as of April 1, 2003, by (i) each person or entity known to us to own beneficially five percent or more of any series of preferred stock and common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown.

COMMON STOCK:
-------------

                                                         NUMBER OF SHARES     PERCENT
                                                           BENEFICIALLY   OF COMMON STOCK
     NAME AND ADDRESS OF BENEFICIAL OWNER (1)                OWNED (2)      OUTSTANDING
--------------------------------------------------------   ------------   ---------------
Corporate Opportunities Fund (Institutional) , L.P......   1,861,578 (3)       12.53%
Corporate Opportunities Fund, L.P.
     c/o Sanders Morris Harris
     600 Travis, Suite 3100
     Houston, TX 77002
James C. Gale...........................................   1,922,194 (4)       12.91%
     c/o Sanders Morris Harris
     600 Travis, Suite 3100
     Houston, TX 77002
Dhananjay G. Wadekar....................................     968,913 (5)        6.91%
Robert Weinstein .......................................           0              *
F. Howard Schneider.....................................      90,115 (6)          *
Harry Silverman.........................................     172,266 (7)        1.31%
Jerry I. Treppel .......................................     166,428 (8)        1.26%
Elliot F. Hahn .........................................           0              *
All directors and executive officers as a group
   (10 persons).........................................   1,664,204 (9)       11.35%

----------------------
 *   Represents beneficial ownership of less than 1.0%.

(1) Each director's and officer's address is c/o Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable by May 31, 2003 (60 days after April 1, 2003), are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 13,062,788 shares of common stock outstanding on April 1, 2003, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act of 1934, as amended. The information as to each person has been furnished by such person.
(3) Based on a report on Schedule 13D/A with signatures dated January 23, 2003, filed with the Securities and Exchange Commission by Corporate Opportunities Fund (Institutional), L.P. and

     Corporate Opportunities Fund, L.P. (the "Funds") on behalf of themselves as well as their affiliates James C. Gale, Sanders Morris Harris Inc. and SMM Corporate Management, LLC. The report states that: (i) SMM Corporate Management, LLC is general partner of each of the Funds, (ii) Sanders Morris Harris Inc., as the controlling member of SMM Corporate Management, LLC, is a beneficial owner of the shares owned by the Funds; and (iii) James C. Gale, as the Chief Investment Officer, a Manager and Member of SMM Corporate Management, LLC, is a beneficial owner of the shares owned by the Funds. Includes 1,643,578 shares of common stock issuable upon conversion of the Series Q Preferred Stock and 148,000 shares of common stock issuable upon exercise of warrants.
(4) Includes 1,643,578 shares of common stock issuable upon conversion of the Series Q Preferred Stock, 148,000 shares of common stock issuable upon exercise of warrants, 29,349 shares of common stock issuable upon conversion of the Series Q Preferred Stock owned by James C. Gale, and 31,267 shares of common stock owned by a trust for the benefit of Mr. Gale's daughter.
(5) Includes 810,000 shares of common stock subject to options exercisable by May 31, 2003; 2,775 shares of common stock issuable upon exercise of a warrant; 211 shares of common stock, and 73,376 shares issuable upon conversion of Series Q Preferred Stock, held by a revocable trust for the benefit of Mr. Wadekar; and 73,376 shares of common stock issuable upon conversion of Series Q Preferred Stock, and 2,775 shares of common stock issuable upon exercise of a warrant, held by a revocable trust for the benefit of Mr. Wadekar's spouse.
(6) Includes 89,582 shares of common stock subject to options exercisable by May 31, 2003.
(7) Includes 89,582 shares of common stock subject to options exercisable by May 31, 2003, 1,500 shares of common stock issuable upon exercise of a warrant, and 29,351 shares of common stock issuable upon conversion of the Series Q Preferred Stock.
(8) Includes 5,000 shares of common stock subject to options exercisable by May 31, 2003 and 161,428 shares of common stock issuable upon conversion of the Series Q Preferred Stock.
(9) Includes 1,227,497 shares of common stock subject to options exercisable by May 31, 2003, 7,050 shares of common stock issuable upon exercise of warrants, and 366,881 shares of common stock issuable upon conversion of the Series Q Preferred Stock.

PREFERRED STOCK:
----------------

                                                           NUMBER OF SHARES      PERCENT OF
                                                             BENEFICIALLY     PREFERRED STOCK
        NAME OF BENEFICIAL OWNER                               OWNED (1)      OUTSTANDING (2)
--------------------------------------------------------   ----------------   ---------------
Corporate Opportunities Fund, L.P.......................          4,382             9.8%
    c/o Sanders Morris Harris
    600 Travis, Suite 3100
    Houston, TX 77002
Corporate Opportunities Fund (Institutional), L.P.......         23,618            52.8%
    c/o Sanders Morris Harris
    600 Travis, Suite 3100
    Houston, TX 77002

---------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.
(2) Able Laboratories has one series of preferred stock outstanding, Series Q Preferred Stock. There were 44,740 shares of Series Q Preferred Stock outstanding as of April 1, 2003. The certificate of designations for the Series Q Preferred Stock includes a provision stating that as long as 50% of the shares of Series Q remain outstanding, if Able Laboratories defaults on payment of any material amount of indebtedness, fails to convert the Series Q in accordance with its terms or otherwise materially defaults on the terms of the Series Q Preferred Stock, the holders of Series Q Preferred Stock will be entitled to elect a majority of the directors of Able Laboratories.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 14, 2002, we sold units consisting of 12% unsecured promissory notes and common stock purchase warrants. Dhananjay G. Wadekar, our Chief Executive Officer, President and Chairman of the Board, and a trust for the benefit of Mr. Wadekar's wife, each purchased $37,500 worth of units. Corporate Opportunities Fund, L.P. purchased units worth $313,000 and Corporate Opportunities Fund (Institutional), L.P. purchased units worth $1,687,000. In connection with the issuance of the units, we paid Sanders Morris Harris Inc. $46,000 to act as our financial advisor. Sanders Morris Harris Inc. is the controlling member of the general partner of Corporate Opportunities Fund, L.P. and Corporate Opportunities Fund (Institutional), L.P., which are 5% stockholders, and James C. Gale, another 5% stockholder, is the Chief Investment Officer, a Manager and Member of the general partner of each of these funds.

         Pursuant to Dhananjay G. Wadekar's employment agreement with us dated May 29, 2002, we agreed to forgive our loan to him in the amount of $105,000 plus accrued interest of $17,525.

         On April 10, 2003, the board of directors granted Dr. Hahn a stock option to purchase up to 50,000 shares of common stock at a price of $11.50 per share in connection with his appointment to the board of directors. 20,000 shares vest on April 10, 2004, 7,500 shares vest on each of October 10, 2004, and April 10, 2005, and the remainder vests in four equal quarterly installments of 3,750 shares on July 10, 2005, October 10, 2005, January 10, 2006 and April 10, 2006. On November 26, 2002, Mr. Weinstein was granted a stock option to purchase up to 50,000 shares of common stock at a price of $8.30 per share. 15,000 shares vest on November 25, 2003, 7,500 shares vest on each of May 25, 2004, and November 25, 2004, and the remainder in four equal quarterly installments of 5,000 shares on each of February 25, 2005, May 25, 2005, August 25, 2005, and November 25, 2005. On October 28, 2002, the board of directors granted Mr. Treppel a stock option to purchase up to 50,000 shares of common stock at a price of $5.00 per share in connection with his appointment to the board of directors. 5,000 shares vested immediately, 15,000 shares vest on October 28, 2003, 7,500 shares vest on each of April 28, 2003 and October 28, 2004, and the remainder vests in four equal quarterly installments of 3,750 shares at the end of each calendar quarter beginning with the quarter ending March 31, 2005. On August 24, 2002, the board of directors granted F. Howard Schneider and Harry Silverman each a stock option to purchase 25,000 shares of common stock and Dhananjay G. Wadekar a stock option to purchase 40,000 shares of common stock at a price of $5.00 per share. Each of these options vest in twelve equal installments on the last day of each fiscal quarter beginning with the quarter ending September 30, 2002.

         Able Laboratories sells product in the normal course of business to Anda, Inc., a subsidiary of Andrx Corporation. Dr. Hahn serves on the board of directors of Andrx Corporation.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No person who has been a director or executive officer at any time since January 1, 2002, has any interest in the adoption of the proposals submitted to the stockholders, except for Proposal No. 1 relating to the election of directors and except for the possibility that officers and directors may receive grants under the 2003 Stock Incentive Plan that is the subject of Proposal No. 2 if it is approved by the stockholders.


                              STOCKHOLDER PROPOSALS

         We anticipate that our 2004 annual meeting of stockholders will be held on or about May 29, 2004. Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders must be received at our principal executive offices not later than December 29, 2003. In addition, Section 3 of our by-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must give us written notice of such item of business not less than 60 days nor more than 90 days before the date for such meeting describing any proposal to be brought before such meeting. The procedural requirements are fully set forth in Section 3 of our by-laws. In order to avoid controversy as to the date on which we received a proposal, we suggest that stockholders desiring to submit proposals do so by certified mail, return receipt requested.

                              INDEPENDENT AUDITORS

         The audit committee of the board of directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2003. Wolf & Company, P.C. has acted as our auditors commencing with the period ending June 30, 1989. We expect that a member of Wolf & Company, P.C. will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

FISCAL 2002 AUDIT FIRM FEE SUMMARY

         During fiscal 2002, Wolf & Company, P.C. provided services in the following categories and amounts:

         DESCRIPTION                                                     AMOUNT
         -----------                                                    --------
         Audit fees (1)                                                 $ 99,223
         Financial information systems design and implementation fees         --
         All other fees (2)                                             $ 67,000
         -------------------
         (1) Audit of annual financial statements and review of quarterly financial statements during fiscal 2002.
         (2) Includes tax related services, review of registration statements and participation at meetings of the board of directors and audit committee.

         The audit committee has determined that Wolf & Company's provision of services to the Company not related to its audit of the Company's financial statements was at all relevant times compatible with that firm's independence.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, we believe that during fiscal 2002 all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements and disclosed all transactions required to be disclosed.

                            EXPENSES AND SOLICITATION

         We will bear the cost of solicitation of proxies and, in addition to soliciting stockholders by mail through our regular employees, we may request banks and brokers to solicit their customers who have stock of Able Laboratories registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Also, we may retain a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph, following the original solicitation.

                                  MISCELLANEOUS

         The board of directors does not intend to present to the annual meeting any business other than the proposals listed herein, and the board was not aware, a reasonable time before mailing this proxy statement to the stockholders, of any other business which may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                              AVAILABLE INFORMATION

         Stockholders of record on April 1, 2003, will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Shareholder Relations, Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080.

                                                                      APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                           OF ABLE LABORATORIES, INC.


PURPOSE:

         The purpose of the Audit Committee (the "Committee") established pursuant to this charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Able Laboratories, Inc. and its subsidiaries (the "Company"), to approve policies relating to internal controls, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made or to be made in internal accounting controls, to nominate independent auditors and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

         In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

MEMBERSHIP:

         The Committee shall consist of at least three (3) members of the Board. All members of the Committee shall be independent directors for the purposes of the rules of the NASDAQ. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

RESPONSIBILITIES:

         The Committee shall have the authority to undertake the following duties and responsibilities:

         1. Reviewing, and consulting with the Company's outside auditors concerning, the adequacy of the Company's system of internal controls, policies and procedures and approving policies relating to internal controls and protection of assets;

         2. Reviewing, and consulting with the Company's outside auditors concerning, organizational structure and qualifications of the Company's internal audit function to the extent that the size and operations of the Company warrant this function;

         3. Prior to the annual independent audit, reviewing with the independent auditors and management the auditors' proposed audit scope and approach and the areas of audit emphasis;

         4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors, the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations;

         5.    Reviewing the performance of the independent auditors;

         6. Reviewing and recommending to the Board the selection and retention of independent auditors;

         7.    Approving fee arrangements with the independent auditors;

         8. Reviewing, and consulting with the Company's outside auditors concerning, compliance with SEC requirements for disclosure of auditors' services and Committee members and activities;

         9. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

         10. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments, and approving such policies;

         11. Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist;

         12. Reviewing related party transactions for potential conflicts of interest and making recommendations to the Board of Directors with respect thereto;

         13. Providing a forum for the independent auditors to meet in closed session with the Committee;

         14. Reviewing with senior management and the independent auditors the Company's accounting and financial personnel resources;

         15. Receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

         16. Reviewing any dispute between management and the independent auditors and recommending action to the Board; and

         17. Performing other oversight functions as requested by the full Board of Directors.

         In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and shall report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

         It is anticipated that the Committee will meet at least four times each year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent auditors.

         The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

         The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, and that unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

REPORTS:

         The Committee may present its summaries of recommendations to the Board in written or oral form. The Committee recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

MINUTES:

         The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

OTHER:

         The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

         1. at the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

         2. to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

         The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions.

                                                                      APPENDIX B

                             ABLE LABORATORIES, INC.

                            2003 STOCK INCENTIVE PLAN

1.   PURPOSE

     1.1. The purpose of this plan (the "Plan") is to secure for Able Laboratories, Inc., a Delaware corporation (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company's common stock, par value $.01 per share ("Common Stock") and (ii) shares of the Company's Common Stock ("Restricted Stock Awards"). Except where the context otherwise requires, the term "Company" shall include any parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined below).

2.   TYPES OF AWARDS AND ADMINISTRATION

     2.1. OPTIONS. Options granted pursuant to the Plan ("Options") shall be authorized by action of the Board of Directors of Able Laboratories, Inc. (the "Board" or "Board of Directors") and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of
Section 422. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine. The Board may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or events as the Board may determine.

     2.2. INCENTIVE STOCK OPTIONS. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may only be granted to employees of the Company. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan's requirements relating to non-statutory Options.

     2.3. RESTRICTED STOCK AWARDS. The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.

     2.4. ADMINISTRATION. The Plan shall be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may in its sole discretion issue Restricted Stock and grant Options and issue shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe Restricted Stock Agreements, Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in the Plan shall mean and relate to such Committee, other than references to the Board in this sentence and in Sections 18 (as to amendment of the Plan) and 21.

3.   ELIGIBILITY

     3.1. Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; PROVIDED, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

     3.2. 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) ("10% Shareholder"), any Incentive Stock Option granted to such individual must: (i) have an exercise price per share of not less than 110% of the fair market value of one share of Common Stock at the time of grant; and (ii) expire by its terms not more than five years from the date of grant.

4.   STOCK SUBJECT TO PLAN

     4.1. Subject to adjustment as provided in Section 14.2 below, the maximum number of shares of Common Stock which may be issued under the Plan is 600,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such purchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued upon exercise of an Option are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

5.   FORMS OF RESTRICTED STOCK AGREEMENTS AND OPTION AGREEMENTS

     5.1. OPTION AGREEMENT. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement ("Option Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

     5.2. RESTRICTED STOCK AGREEMENT. As a condition to the issuance of Restricted Stock, each recipient thereof shall execute an agreement ("Restricted Stock Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients.

     5.3. "LOCK-UP" AGREEMENT. Unless the Board specifies otherwise, each Restricted Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s), the holder of any Option or the purchaser of any Restricted Stock shall, in connection with any registration of securities of the Company under the United States Securities Act of 1933, as amended from time to time (the "Act"), agree in writing that for a period of time as stated in the Restricted Stock Agreement or Option Agreement from the effective date of the registration statement under the Act for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the common stock of the Company owned or controlled by him or her.

6.   PURCHASE PRICE

     6.1. GENERAL. The purchase price per share of Restricted Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board, at the time of grant of such Option, or less than 110% of such fair market value in the case of any Incentive Stock Option granted to a 10% Shareholder.

     6.2. PAYMENT OF PURCHASE PRICE. Option Agreements may provide for the payment of the exercise price by (i) delivery of a personal, certified or bank check or postal money order payable to the order of the Company in an amount equal to the exercise price of such Option, (ii) with the consent of the Board, delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months and having a fair market value equal in amount to the exercise price of the Options being exercised, (iii) with the consent of the Board, a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code, (iv) with the consent of the Board, in the event there is a public market for the Common Stock at such time, subject to rules as may be established by the Board, through delivery of irrevocable instructions to a broker to sell such shares and deliver promptly to the Company an amount equal to the aggregate exercise price, (v) any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations or (vi) with the consent of the Board, any combination of such methods of payment. The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board at the time of authorizing the issuance thereof.

7.   OPTION PERIOD

     7.1. Notwithstanding any other provision of the Plan or any Option Agreement, each Option and all rights thereunder shall expire on the date specified in the applicable Option Agreement, provided that such date shall not be later than ten years after the date on which the Option is granted (or five years in the case of an Incentive Stock Option granted to a 10% Shareholder), and in either case, shall be subject to earlier termination as provided in the Plan or Option Agreement.

8.   EXERCISE OF OPTIONS

     8.1. GENERAL. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such Option, subject to the provisions of the Plan. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

     8.2. NOTICE OF EXERCISE. An Option may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares. In addition, the Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to give written assurances in a substance and form satisfactory to the Company to the effect that such individual is acquiring the Common Stock subject to the Option for his or her own account for investment and not with a view to the resale or distribution thereof, and to such other effects as the Company deems necessary or advisable in order to comply with any securities law(s). The Company may require any individual to whom an Option is granted, as a condition of exercising such Option, to agree to become bound by, and to enter into by executing a counterpart of, any stockholder agreement in effect at the time of exercise among a majority of the holders of the Company's Common Stock.

     8.3. DELIVERY. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver or cause to be delivered to the optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

9.   NONTRANSFERABILITY OF OPTIONS

     9.1. No Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option shall be exercisable only by the optionee.

10.  TERMINATION OF EMPLOYMENT; DISABILITY; DEATH

     10.1. Except as may be otherwise expressly provided in the terms and conditions of the Option Agreement, Options shall terminate on the earliest to occur of:

     o    the date of expiration thereof;

     o termination of the optionee's employment with, or provision of services to, the Company by the Company for Cause (as hereinafter defined);

     o 30 days after the date of voluntary termination of the optionee's employment with, or provision of services to, the Company by the optionee (other than for death or permanent disability as defined below); or

     o 30 days after the date of termination of the optionee's employment with, or provision of services to, the Company by the Company without Cause (other than for death or permanent disability as defined below).

     Until the date on which the Option so expires, the optionee may exercise that portion of his or her Option which is exercisable at the time of termination of the employment or service relationship.

     10.2. An employment or service relationship between the Company and the optionee shall be deemed to exist during any period during which the optionee is employed by or providing services to the Company. Whether an authorized leave of absence or an absence due to military or government service shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Board at the time thereof.

     10.3. For purposes of this Section 10, the term "Cause" shall mean (a) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company's business or on the optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company.

     10.4. In the event of the permanent and total disability or death of an optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such disability or death. After disability or death, the optionee (or in the case of death, his or her executor, administrator or any person or persons to whom this option may be transferred by will or by laws of descent and distribution) shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option as of the date of his or her disability or death. An optionee is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued thereunder.

     11.  RIGHTS AS A SHAREHOLDER

     11.1. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     12.  ADDITIONAL PROVISIONS

     12.1. The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     13.  ACCELERATION, EXTENSION, ETC.

     13.1. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the period or periods of time during which all, or any particular, Option or Options may be exercised.

     14.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     14.1. NO EFFECT OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. The existence of outstanding Options shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     14.2. ADJUSTMENT PROVISIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

     14.3. NO ADJUSTMENT IN CERTAIN CASES. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     14.4. BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustments under this
Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.  EFFECT OF CERTAIN TRANSACTIONS

     15.1. GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED THAT any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee to the extent otherwise then exercisable or may provide for partial or full acceleration within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in part or in full immediately prior to such event.

     15.2. SUBSTITUTE OPTIONS. The Company may grant Options in substitution for options held by employees of another corporation who become employees of the Company, as the result of a merger or consolidation of the employing corporation with the Company or as a result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     15.3. RESTRICTED STOCK. In the event of a business combination or other transaction of the type detailed in Section 14.3, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

16.  NO SPECIAL EMPLOYMENT RIGHTS

     16.1. Nothing contained in the Plan or in any Option or Restricted Stock Agreement shall confer upon any optionee or holder of Restricted Stock any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of such person.

17.  OTHER EMPLOYEE BENEFITS

     17.1. The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

18.  AMENDMENT OF THE PLAN

     18.1. GENERALLY. The Board may at any time, and from time to time, modify or amend the Plan in any respect. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or increasing the persons eligible to receive Options under the Plan, no Options granted pursuant to such amendments shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be issued pursuant to such amendments thereafter.

     18.2. CERTAIN PROVISIONS RELATING TO AMENDMENTS. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or the holder of Restricted Stock, adversely affect his or her rights under an Option or Restricted Stock Award previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19.  WITHHOLDING

     19.1. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company shares of Common Stock of the Company already owned by the obligor for a period of at least six months. The shares so withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A person who has made an election pursuant to this Section 19 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

20.  EFFECTIVE DATE AND DURATION OF THE PLAN

     20.1. EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors. If shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board. Amendments requiring shareholder approval shall become effective when adopted by the Board, but if shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted pursuant to such amendment shall be deemed to be non-statutory Options provided that such Options are authorized by the Plan. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     20.2. TERMINATION. Unless sooner terminated by action of the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

21.  REQUIREMENTS OF LAW

     21.1. The Company shall not be required to sell or issue any shares under any Option or Restricted Stock Agreement if the issuance of such shares shall constitute a violation by the optionee, the Restricted Stock Award recipient, or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

22.  GOVERNING LAW

     22.1. This Plan and each Option or Restricted Stock Agreement shall be governed by the laws of Delaware, without regard to its principles of conflicts of law.

                             ABLE LABORATORIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF ABLE LABORATORIES, INC.

         The undersigned stockholder of Able Laboratories, Inc., revoking all prior proxies, hereby appoints Dhananjay G. Wadekar and Harry Silverman, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Able Laboratories, Inc. which the undersigned is entitled to vote at the 2003 annual meeting of stockholders to be held at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, New Jersey 07080 on May 28, 2003, beginning at 10:00 a.m. local time and at any adjournments thereof, upon matters set forth in the notice of annual meeting dated April 25, 2003, and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

         The undersigned hereby acknowledges receipt of a copy of the accompanying notice of annual meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" AS TO THE ELECTION OF DIRECTORS AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   To elect directors.

     [_] FOR ALL NOMINEES

     [_] WITHHOLD AUTHORITY FOR ALL NOMINEES

     [_] FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)


     NOMINEES:
     Elliot F. Hahn, Ph.D.
     F. Howard Schneider, Ph.D.
     Harry Silverman
     Jerry I. Treppel
     Dhananjay G. Wadekar

     INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" and strike a line through the nominee's name(s). Your shares will be voted for the remaining nominee(s).

2.   To approve the 2003 Stock Incentive Plan.

     [_]  FOR             [_]  AGAINST            [_]  ABSTAIN

3.   To transact such other business as may properly come before the meeting.

     [_]  FOR             [_]  AGAINST            [_]  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED: ________, 2003          Signature of Stockholder(s):
                                                            --------------------
                               Print Name:
                                          --------------------------------------

Mark here if you plan to attend the meeting: [_]
Mark here if your address has changed: [_]


                               New address:
                                          --------------------------------------

                                          --------------------------------------

     This proxy must be signed as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.